Exhibit 5.1

November 16, 2009

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Re:	SVB Financial Group – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to SVB Financial Group, a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission of a registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder. Pursuant to the Registration Statement, the Company is registering under the Act an indeterminate number of shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock). The Common Stock is to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the “Prospectus”), and any supplements to the Prospectus (the “Prospectus Supplements”).

The shares of Common Stock may be sold pursuant to an Underwriting Agreement (the “Underwriting Agreement”), in substantially the form to be filed as an exhibit to, or incorporated by reference in, the Registration Statement.

We have examined the Registration Statement, and such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, (e) all securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable prospectus supplement; (f) a definitive underwriting agreement with respect to any securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (g) with respect to shares of Common Stock, there will be sufficient shares of Common Stock authorized under the Company’s certificate of incorporation, as amended and in effect at the relevant time, and not otherwise reserved for issuance, and (h) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

SVB Financial Group

Registration Statement on Form S-3

November 16, 2009

We are opining herein as to the effect of the subject transaction with respect to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws.

Based on such examination, we are of the opinion that, when the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action, and the shares of Common Stock have been duly issued, sold and delivered in accordance with the Underwriting Agreement, and when the Company shall have received consideration which is payable upon such purchase and as described in the Registration Statement, any amendment thereto, the Prospectus and, if applicable, any Prospectus Supplement relating thereto, the shares of Common Stock will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment of supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati